EXHIBIT 5


                           NOLAN ACQUISITION PARTNERS

                          GENERAL PARTNERSHIP AGREEMENT

                  THIS GENERAL PARTNERSHIP AGREEMENT, is made as of October 20, 1998, among Nolan Acquisition Group, L.P., a Delaware limited partnership (the "Managing General Partner"), and Conese Capital, L.L.C., a Delaware limited liability company ("Conese Capital") (either of which is referred to herein as a "Partner" or collectively as "Partners").

                                R E C I T A L S:

                  The Partners desire to form Nolan Acquisition Partners (the "Partnership") pursuant to this General Partnership Agreement (the "Agreement") for the purposes set forth herein.

                              A G R E E M E N T S:

                  NOW THEREFORE, in consideration of the mutual covenants set forth in this Agreement, the parties hereto hereby agree to form the Partnership under the Act upon the following terms and conditions:

                                    ARTICLE I

                                   Definitions

                  In addition to the terms defined elsewhere in this Agreement, when used in this Agreement the following terms have the following meanings:

                  Section 1.1 Accounting Period. "Accounting Period" has the meaning set forth in Section 5.2(b) hereof.

                  Section 1.2 Act. "Act" means the Texas Revised Uniform Partnership Act, as amended.

                  Section 1.3 Affiliate. "Affiliate" means, with respect to a specified Person, any Person that directly or indirectly through one or more intermediaries, alone or through an affiliated group, controls, is controlled by, or is under common control with, such specified Person.

                  Section 1.4 Bankruptcy. "Bankruptcy" means with respect to a
Person: (i) the commencement against such Person of a proceeding for any relief under any bankruptcy or insolvency law, or any law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition, or extension of debts, provided such proceeding shall not have been dismissed,

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nullified, stayed (but only so long as such stay shall continue in force), or otherwise rendered ineffective within 90 days after the commencement of such proceeding; (ii) the commencement by such Person of a proceeding for any relief under any bankruptcy or insolvency law, or any law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition, or extension of debts; (iii) a decree or order of a court of competent jurisdiction (a) for the appointment of a receiver, liquidator, or trustee or assignee in bankruptcy, (b) declaring the insolvency of such Person or of a substantial part of such Person's property, or (c) for the winding up or liquidation of the affairs of such Person, which decree or order remains in force undischarged and unstayed for a period of 90 days; or (iv) a general assignment by such Person for the benefit of creditors or the admission by such Person in writing of its inability to pay its debts generally as they become due.

                  Section 1.5 Capital Contribution. "Capital Contribution" means the investment of cash or readily marketable securities in the Partnership.

                  Section 1.6 Capital Withdrawal. "Capital Withdrawal" means a withdrawal from a Partner's Capital Account.

                  Section 1.7 Closing Capital Account. "Closing Capital Account" has the meaning set forth in Section 4.2.

                  Section 1.8 Code. "Code" means the Internal Revenue Code of 1986, as from time to time amended.

                  Section 1.9 Fiscal Year. "Fiscal Year" means the calendar year.

                  Section 1.10 Investments. "Investments" has the meaning set forth in Section 2.4 hereof.

                  Section 1.11 Net Assets. "Net Assets" means the value of the assets of the Partnership minus its liabilities, determined as of the close of business in Irving, Texas on the date of determination.

                  Section 1.12 Opening Capital Account. "Opening Capital Account" has the meaning set forth in Section 4.1 hereof.

                  Section 1.13 Partnership Percentage. "Partnership Percentage" means, with respect to each Partner for each Accounting Period, the Opening Capital Account of such Partner for such Accounting Period, divided by the sum of the Opening Capital Accounts of all Partners for such Accounting Period. The sum of the Partnership Percentages shall at all times equal 100 percent.


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                  Section 1.14 Person. "Person" means any natural person,
corporation, firm, joint venture, partnership, trust, unincorporated organization, government or any department, political subdivision or agency of a government.

                  Section 1.15 Securities Act. "Securities Act" means the Securities Act of 1933, as amended.

                  Section 1.16 Security. "Security" means any publicly traded or non-publicly traded, domestic or foreign: (i) general or limited partnership interest; (ii) share of capital stock; (iii) share of beneficial interest;(iv) bond, note, debenture (whether subordinated, convertible or otherwise), trust receipt or certificate, loan, participation, account or note receivable, trade acceptance, contract or other claim, letter of credit, executory contract (including any notional principal contract), instrument or evidence of indebtedness; and/or (v) certificate of deposit or commercial paper.


                  Section 1.17 Treasury Regulations. "Treasury Regulations" means the regulations promulgated by the Department of the Treasury under the Code, as from time to time amended.

                  Section 1.18 Valuation Date. "Valuation Date" means, with respect to any Accounting Period, the last day of such Accounting Period.


                                   ARTICLE II

                                  Organization

                  Section 2.1. Formation of Partnership. Commencing on the effective date of this Agreement, the Partnership shall be organized and formed as a general partnership pursuant to the Act and this Agreement. The parties hereto agree to execute or cause to be executed all such documents, and to do or cause to be done all such filings and other acts necessary (or, in the judgment of the Managing General Partner, appropriate) to comply with the applicable laws of the State of Texas and any jurisdiction in which the Partnership conducts its business.

                  Section 2.2. Name. The business of the Partnership shall be conducted under the name "Nolan Acquisition Partners" or under such other name as the Managing General Partner may from time to time determine.

                  Section 2.3. Registered Office; Principal Place of Business. The name of the Partnership's registered agent for service of process in the State of Texas is Kincaid Capital Group, a Texas Corporation and the address of the Partnership's registered office and Principal Office in the State of Texas is 125 East John Carpenter Freeway -- Suite 190, Irving, Texas 75062. The


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Managing General Partner may from time to time, upon written notice to all the
Partners, change the registered agent or registered office, change the location of the Partnership's principal place of business, or establish additional places of business at such locations as the Managing General Partner from time to time may determine.

                  Section 2.4. Purposes and Powers. The Partnership is organized for the purpose of making a substantial investment in, influencing and/or acquiring control of a publicly-held corporation, through investments and trading in Securities (collectively, "Investments"). In furtherance of these purposes and without limitation, the Partnership is authorized to:

                  (a) Organize and/or invest in one or more joint ventures, partnerships (limited or general), corporations, limited liability companies, mutual funds or other entities; provided, however, that the principal activity or activities of such entities shall be one or more of the activities enumerated in subsection (b) hereof;

                  (b) Purchase, hold, sell, write, exchange, transfer, mortgage, pledge, and otherwise invest and trade in Securities and other Investments, and the proceeds therefrom, whether or not venture capital, whether within or without the United States, and whether or not hedged;

                  (c) Exercise all rights, powers, privileges, and other incidents of ownership or possession with respect to Securities, other Investments and any other assets of the Partnership;

                  (d) Acquire a long position or a short position with respect to any Security or other Investment and make purchases or sales increasing, decreasing, or liquidating such position or changing from a long position to a short position or from a short position to a long position, without any limitation as to the frequency of such fluctuation in such positions or as to the frequency of the changes in the nature of such positions;

                  (e) Invest or deposit Partnership funds, pending investment or distribution to Partners, in one or more checking or savings accounts, money market mutual funds, or other taxable or nontaxable investments;

                  (f) Acquire Securities and other Investments on margin; borrow or raise moneys and obtain letters of credit; lend money to any person; issue, accept, endorse, and execute promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or nonnegotiable instruments and evidences of indebtedness (including promissory notes or other evidences of indebtedness which pay interest measured by reference to Partnership profits or to any index) from time to time without limitation as to amount or manner and time of repayment; and secure the payment of such or other obligations of the Partnership by mortgage upon, or hypothecation or pledge of, all or part of the property of the Partnership whether at the time owned or thereafter acquired;


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                  (g) Acquire Securities which may not be resold in the absence of an effective registration statement relating thereto under the Securities Act or under an exemption from such registration requirements, and to hold such Securities for investment;

                  (h) Enter into custodian agreements with banks or securities brokerage firms, open, maintain, and close bank and brokerage accounts, and draw checks or other orders for the payment of money or the delivery of instruments;

                  (i) Purchase, invest and trade in "control" and block positions;

                  (j) Enter into agreements with brokerage firms, advisors, banks and dealers (whether or not affiliated with the Partnership or the Managing General Partner), open, maintain and close accounts in connection with such agreements, and draw checks or other orders for the payment of money or the delivery of instruments;

                  (k) Delegate discretionary and other authority to manage Partnership accounts to one or more persons, in the Managing General Partner's sole and absolute discretion;

                  (l) Pursue proxy solicitations and any litigation in pursuing the Partnership's objectives;

                  (m) Engage independent attorneys, accountants, advisors, consultants, or such other persons as the Managing General Partner may deem necessary or advisable;

                  (n) Maintain for the conduct of Partnership affairs one or more offices within or without the State of Texas and in connection therewith rent or acquire office space, engage personnel, and do such other acts as may be advisable or necessary in connection with such offices and personnel; and

                  (o) Enter into, make and perform all contracts and other undertakings, and engage in all other activities and transactions, as the Managing General Partner may deem necessary, advisable, or appropriate for carrying out the purposes of the Partnership.

                  Section 2.5. Term. The Partnership shall continue in existence until December 31, 2003, unless sooner dissolved as provided in Section 9.1.


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                                   ARTICLE III

                             Capital Contributions;
                              Admission of Partners

                  Section 3.1.  Capital Contributions of the Partners.

                  (a) The Managing General Partner shall maintain in the records of the Partnership a schedule setting forth the name, address, and Capital Contributions of each Partner. Each of the Partners shall make equal Capital Contributions to Partnership. No Capital Contributions shall be required by any Partner in excess of $7,500,000.

                  (b) An individual capital account ("Capital Account") shall be established and maintained for each Partner. A Partner shall not be entitled to earn interest on its Capital Account or to receive any distribution from the Partnership, except as specifically provided herein.

                  Section 3.2. Form and Timing of Contributions. All amounts to be contributed by a Partner under this Article III shall be paid in immediately available funds (or, in the reasonable discretion of the Managing General Partner, in readily marketable securities) at the office of the Partnership or at such other location as may be reasonably requested by the Managing General Partner at such times as shall be mutually agreed to by the Partners.


                                   ARTICLE IV

                                Capital Accounts;
                                   Allocations

                  Section 4.1. Opening Capital Accounts. An Opening Capital Account shall be established for each Partner on the books of the Partnership as of the first day of each Accounting Period. A Partner's Opening Capital Account as of the first day of the Accounting Period in which such Partner is admitted to the Partnership shall be the amount of such Partner's initial Capital Contribution made as of such date (net of organizational charges). A Partner's Opening Capital Account as of the beginning of each Accounting Period after the Accounting Period in which such Partner is admitted to the Partnership shall be an amount equal to the Closing Capital Account of such Partner as of the end of the immediately preceding Accounting Period, decreased by the amount of any Capital Withdrawals or distributions made by or to the Partner as of the end of the preceding Accounting Period and increased by any additional Capital Contribution made by such Partner effective as of the beginning of such Accounting Period.

                  Section 4.2. Closing Capital Accounts. The Closing Capital Account of each Partner as of the end of each Accounting Period shall be


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determined by adjusting the Opening Capital Account of such Partner for such
Accounting Period in the following manner: any increase or decrease in the Net Assets of the Partnership (Net Assets, determined as set forth herein) for the Accounting Period shall be credited or debited (as the case may be) to the individual Opening Capital Accounts of all the Partners, including the Managing General Partner, in proportion to their respective Partnership Percentages.


                                    ARTICLE V

                         Records and Accounting; Reports

                  Section 5.1. Records and Accounting. The Managing General Partner shall maintain complete and accurate records and books of account of the business of the Partnership at the Partnership's principal office. Each Partner or its duly authorized representative will have the right to inspect and copy such books and records upon reasonable notice at all reasonable times during normal business hours for any noncommercial, equitable purpose; provided, however, that each Partner agrees that it will not disclose (and will require its representative to forebear from disclosing) to third parties any information of a proprietary nature which is obtained upon any such inspection.

                  Section 5.2. Fiscal Year; Accounting Period; Accounting
Methods.

                  (a) The Fiscal Year of the Partnership shall end on December
31.

                  (b) An Accounting Period (i) shall begin on the day after the close of the preceding Accounting Period (or, if there was no preceding Accounting Period, at the commencement of operations) and (ii) shall end on the earlier of the close of each Fiscal Year, the effective date of any Capital Withdrawal by a Partner, the day preceding the effective date of any Capital Contribution to the Partnership, or such other date determined by the Managing General Partner.

                  (c) The Partnership shall keep its books and records in accordance with the provisions of this Agreement under the accrual method of accounting and, as to matters not specifically covered in this Agreement, in accordance with generally accepted accounting principles. All matters concerning accounting practices not specifically and expressly provided for by the terms of this Agreement shall be determined by the Managing General Partner in good faith. Each such determination shall be final and conclusive as to all the Partners.

         Section 5.3.  Expense Accruals.

                  For purposes of determining the amount of the Partnership's liabilities, the Managing General Partner may, in its reasonable discretion, treat estimates of expenses that are incurred on a regular or recurring basis over yearly or other periods as accruing in equal proportions over any such period.


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         Section 5.4.  Net Assets.

                  (a) The Net Assets of the Partnership shall be determined as of each Valuation Date.

                  (b) The assets of the Partnership as of any date shall be deemed to include: (i) all cash on hand or on deposit, including any interest accrued thereon; (ii) all bills, demand notes, and accounts receivable (including proceeds of Securities and other Investments sold but not delivered);
(iii) all Securities and other Investments owned or contracted for by the Partnership; (iv) all stock dividends, cash dividends, and cash distributions receivable by the Partnership (provided that the Partnership may make adjustments with regard to fluctuations in the market value of Securities caused by trading ex-dividend, ex-rights, or by similar practices); (v) all interest accrued on Securities and other Investments owned by the Partnership, except to the extent that the same is included or reflected in the valuation of such Security; (vi) all interests in other partnerships, trusts, companies, mutual funds, and other entities; and (vii) all other assets of every kind and nature, including prepaid expenses.

                  (c) The liabilities of the Partnership as of any date shall be deemed to include: (i) all outstanding loans, bills and accounts payable; (ii) all accrued or payable fees and expenses; (iii) the current market value of all short sale obligations; and (iv) all other liabilities.

         Section 5.5.  Tax Returns.

                  (a) The Managing General Partner will cause federal, state, and local income tax returns for the Partnership to be prepared and timely filed (subject to the Managing General Partner's discretion to obtain extensions) with the appropriate authorities.

                  (b) As soon as reasonably practicable after the end of each Fiscal Year, the Managing General Partner shall cause to be delivered to each Person who was a Partner at any time during such Fiscal Year such tax information and schedules as shall be necessary for the preparation by each such Person of its federal and state income tax returns. While the Managing General Partner will attempt to make tax information available on a timely basis, each Partner acknowledges and agrees that the Partnership's tax returns may be delayed so that it may be necessary for the Partners to obtain extensions for the filing of their own tax returns. Furthermore, each Partner agrees that the Managing General Partner shall not be responsible for tax reporting errors or delays on the part of partnerships or other entities in which the Partnership invests.

                  (c) The Managing General Partner is hereby appointed the "Tax Matters Partner" of the Partnership for all purposes pursuant to Sections 6221-6231 of the Code.

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                                   ARTICLE VI

                          Withdrawals and Distributions

                  Section 6.1. Capital Withdrawals. A Partner may withdrawal from such Partner's Capital Account upon notice to the other Partner and, in such event, the Partnership shall be dissolved and distributions shall be made in accordance with Section 6.2(c).

                  Section 6.2.  Distributions.

                  (a) Cash Flow. The General Partner shall, as expeditiously as possible after the end of each fiscal quarter of the Partnership, make distributions of net cash flow (gross revenue less operating expenses), if any, to the Partners pro rata in accordance with their Percentage Interests.

                  (b) Proceeds Available Upon Dissolution. Upon the dissolution and winding up of the Partnership, any proceeds from the sale of securities and all other assets of the Partnership, after (i) making payment of or provisions for payment of all liabilities and obligations of the Partnership (other than in regard to any loans permitted to be made by any Partner) and (ii) the setting up of such reserves as the person required by law to wind up the Partnership's affairs may reasonably deem necessary for any contingent liabilities or obligations of the Partnership (provided, however, that to the extent such reserves are subsequently determined to be no longer necessary they shall be distributed as set forth in this Section 6.2) shall be distributed, as expeditiously as possible, to the Partners pro rata in proportion to their Percentage Interests.

                  (c) Distributions In-Kind. Upon the dissolution and termination of the Partnership, the Managing General Partner shall distribute the Partnership assets in cash or, in the discretion of the Managing General Partner, in kind subject to a proportioned share of Partnership liabilities. In the event of a distribution in kind each Partner shall be entitled to receive separately that number of each different kind and class of Securities held by the Partnership equal to the product of (a) such Partner's Percentage Interest (expressed as a decimal) and (b) the total number of such Securities owned by the Partnership. In each such distribution each partner shall be treated the same.

                                   ARTICLE VII

                                   Management

                  Section 7.1. Authority of the Managing General Partner. The management and operation of the Partnership shall be vested exclusively in the Managing General Partner. The Managing General Partner shall have the authority and power on behalf and in the name of the Partnership to perform all acts and


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enter into and perform all contracts and other undertakings which it may deem necessary, advisable, or incidental to the purposes of the Partnership set forth in Section 2.4.

                  Section 7.1A Limitations on Authority. Without the written consent of Conese Capital and, anything in this Agreement to the contrary notwithstanding, the Managing General Partner shall have no authority to:

          (a)  Do any act in contravention of this Agreement;

          (b) Do any act which would make it impossible to carry on the ordinary business of the Partnership;

          (c)  Confess a judgment against the Partnership;

          (d) Execute and deliver any general assignment for the benefit of the creditors of the Partnership;

          (e) Possess Partnership property or assign the rights of the Partnership in specific property for other than a Partnership purpose;

          (f)  Admit a person as a partner;

          (g) Change the location of the Partnership's bank or brokerage accounts;

          (h) Create, incur, assume, refinance or otherwise become liable with respect to any obligation for borrowed money (including guarantees of the indebtedness or other obligations of any person or of any subsidiary or affiliate of the Partnership), issue any bonds, debentures, notes or other evidence of indebtedness;

          (i)  Lend money to any person;

          (j)  Hire any employee for the Partnership; or

          (k) Enter into any transaction between the Partnership and a Partner (or an Affiliate such Partner).

                  Section 7.1B Limitations on Compensation. The Managing General Partner shall have no authority to pay for any services performed by the Managing General Partner or its Affiliates nor shall the Managing General Partner or its Affiliates receive any salary, fees, commissions, sums, profits, distributions, rebates or give-ups in connection with the Partnership's activities, nor shall any Managing General Partner or its Affiliates participate in reciprocal business arrangements which shall circumvent this prohibition.


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                  Section 7.2. Activities of the Managing General Partner and
Affiliates.

                  (a) Although nothing herein shall require the Managing General Partner, its principals or its respective Affiliates (collectively, "Managing General Partner Parties") to devote full time or any material proportion of his or its time to the Partnership, the Managing General Partner hereby agree to use its reasonable best efforts in connection with the purposes and objectives of the Partnership and to devote to such purposes and objectives such of their time and activity (and the time and activity of its employees) during normal business days and hours as it in its discretion shall deem necessary for the management of the affairs of the Partnership; provided, however, that nothing contained in this Section shall preclude any Managing General Partner Party from: (i) acting, consistent with the foregoing, as a director, stockholder, officer, or employee of any corporation, a trustee of any trust, a partner of any other partnership, or an administrative official of any other business or governmental entity, regardless of whether the Partnership invests in or has dealings with such corporation, trust, partnership, or other entity; (ii) receiving compensation for services rendered thereto, or participating in profits derived from investments in, any such corporation, trust, partnership or other entity; or
(iii) from investing in any Securities or other Investments or property for his or its own account or for the account of others. Any Managing General Partner Party may become a director or officer of a company pursued by the Partnership.

                  (b) The foregoing competing activities and conflicts of interest are explicitly acknowledged and consented to by each Partner.

                  Section 7.3 Expenses. The Partnership will pay all its own investment and administrative expenses (as reasonably determined by the Managing General Partner) incurred in the Partnership's business, including but not limited to: (i) all investment expenses relating to securities and other investment transactions (such as interest on borrowed money, brokerage commissions, "bid-ask" spreads, mark-ups and other transactional charges, interest expense (if any) and commitment fees (if any), custodial and clearing fees, withholding taxes (if any), securities registration fees (if any), finders fees (if any) and fees of any persons (other than the Managing General Partner) performing valuations or appraisals of securities, and acquisition and due diligence expenses including litigation and proxy expenses, as well as travel, food and lodging; (ii) any premiums for errors or omissions insurance and insurance protecting the Partnership, its Partners and officers, employees and agents of its Partners from liabilities to third parties in connection with the Partnership's affairs; (iii) outside legal, accounting, consulting, auditing and tax preparation expenses; (iv) costs of printing and mailing reports; and (v) any extraordinary expenses of the Partnership (such as taxes or expenses in connection with litigation, whether threatened or actual). However, the following costs and expenses are not paid by the Partnership: all costs and expenses incurred by the Managing General Partner and directly attributable to


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salaries, rent and maintaining the offices of the Partnership, all of which shall be borne by the Managing General Partner without any reimbursement.

                  Section 7.4. Exculpation. No Managing General Partner Party and no employee or agent of the Managing General Partner shall be liable to the Partnership or any other Partner for: (i) any claims, costs, expenses, damages or losses arising out of the performance of its duties under this Agreement other than those directly attributable to its own fraud, breach of fiduciary duty, breach of this Agreement, willful misconduct or gross negligence; (ii) failure to obtain the lowest negotiated brokerage commission rates, or to combine or arrange orders so as to obtain the lowest brokerage commission rates with respect to any transaction on behalf of the Partnership, or for failure to recapture, directly or indirectly, any brokerage commissions for the benefit of the Partnership; (iii) failure to obtain the lowest "bid-ask" spreads or advisory or consulting rates available; or (iv) claims, costs, expenses, damages or losses due to circumstances beyond its control, including but not limited to, the bankruptcy, insolvency or suspension of normal business activities of any bank, brokerage firm or transfer agent holding assets of the Partnership, or due to the negligence, dishonesty, bad faith or misfeasance of any manager with whom the Partnership invests, any Affiliate of any partnership or other entity in which the Partnership invests, or any employee, broker or other agent of the Partnership.

                  The Managing General Partner Parties and any Affiliate or employee of the Managing General Partner shall be entitled to rely on the advice of legal counsel, accountants, or other independent experts experienced in the matter at issue, and any act or omission of any Managing General Partner Party, Affiliate, or employee pursuant to such advice shall in no event subject such Person to liability to the Partnership or any Partner.

                  No exculpation shall be permitted hereunder for any violation of federal or state securities law or any other intentional or criminal wrongdoing.

                  Section 7.5. Indemnification. To the maximum extent permitted by law, the Partnership shall indemnify any Person, including the General Partners, as well as employees or agents of the Managing General Partner, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Partnership) by reason of any acts, omissions or alleged acts or omissions by such Person on behalf of the Partnership, against losses, costs and expenses for which such Person has not otherwise been reimbursed (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with such action, suit or proceeding, so long as such act or omission was not done fraudulently or in bad faith or as a result of willful misconduct or gross negligence or, with respect to any criminal action or proceeding, such Person had no reasonable cause to believe its conduct was unlawful, or constitutes a breach of fiduciary duty or a breach of this Agreement.


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                  No indemnification shall be made by the Partnership for any intentional violation of federal or state securities law or any other intentional or criminal wrongdoing.

                  Section 7.5A Losses and Liabilities of the Partnership. The Partners agree to be liable for the Capital Contributions required to be made by them to the Partnership, and for any non-tax losses or liabilities incurred by the Partnership in proportion to their then existing Percentage Interests. Each Partner agrees to indemnify and save harmless the other Partner to the extent that any Partner bears a disproportionate share of any such losses or liabilities of the Partnership. Notwithstanding the above, no Partner shall be indemnified and held harmless by the other Partners to the extent that such losses or liabilities arise from fraud, gross negligence, breach of fiduciary duty, breach of this agreement or dishonest conduct on the part of such Partner.

                  Section 7.6. Reliance by Third Parties. No Person shall be required to inquire into the authority of a Managing General Partner to bind the Partnership. In addition, persons dealing with the Partnership shall be entitled to rely on a certification by either Managing General Partner with regard to the authority of any other person to act on behalf of the Partnership in any matter.

                  Section 7.7. Registration of Assets. Any assets owned by the Partnership may be registered in the Partnership's name, in the name of a nominee, or in a "street name." Any corporation, brokerage firm or transfer agent called upon to transfer any assets to or from the name of the Partnership shall be entitled to rely upon instructions or assignments signed or purporting to be signed by either Managing General Partner or its agents without inquiry as to the authority of the person signing or purporting to sign such instruction or assignment or as to the validity of any transfer to or from the name of the Partnership.

                                  ARTICLE VIII

                                   Assignments

                  Section 8.1. Assignments Only Permitted with Partner Consent.

                  (a) No Partner may assign (which term shall include, for purposes of this Article VIII, any sale, gift, pledge, hypothecation or other disposition or transfer, whether voluntary or involuntary or by operation of law) any or all of its Partnership Interest without the advance written consent of the other Partner. Any assignee to whom the other Partner has so consented shall become a substitute Partner.

                  (b) If a Partner assigns its entire Partnership Interest, such Partner will, upon the effective date of such assignment, cease to be a Partner for all purposes but will not be relieved of any obligations it may have had under this Agreement before the date of such assignment.


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                  (c) Any purported assignment of a Partnership Interest of a
Partner in violation of the provisions of this Agreement is void.

                                   ARTICLE IX

                 Dissolution and Termination of the Partnership

                  Section 9.1. Dissolution. The Partnership shall dissolve and wind up its affairs upon the earliest to occur of the following events:

                  (a) The expiration of the term of the Partnership under
Section 2.5;

                  (b) Withdrawal of a Partner's entire Capital Account;

                  (c) An event which makes it unlawful for the Partnership business to be continued; or

                  (d) Written notice by either Partner;

                  (e) Upon the sale of all assets of the Partnership;

                  (f) Upon the Bankruptcy or receivership of the Partnership or a Partner; or

                  (g) Any other event which, under the Act, requires the dissolution of the Partnership and the winding up of its business and affairs.

                  Section 9.2.   Liquidation and Distribution.

                  (a) Upon the dissolution of the Partnership under the circumstances described in Section 9.1, the Managing General Partner the assets of the Partnership shall be distributed as provided in Section 6.2(c).

                  Section 9.3. Termination. Each Partner shall be furnished with a statement which shall set forth the assets and liabilities of the Partnership as of the date of dissolution. Upon compliance with the distribution plan set forth in Section 9.2, the Partners shall cease to be such, and the Managing General Partner or the liquidating trustee shall execute, acknowledge and cause to be filed a certificate of cancellation of the Partnership. Upon completion of the dissolution, winding up, liquidation and distribution of the liquidation proceeds, the Partnership shall terminate.


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                                    ARTICLE X

                            Miscellaneous Provisions

                  Section 10.1.   Amendments.

                  (a) This Agreement may be amended from time to time by the Managing General Partner, without the consent of any Partner: to make any changes required, in the judgment of the Managing General Partner, to comply with applicable law. Any other amendment to this Agreement shall require the written consent of all Partners.

                  Section 10.2. Signatures. Each Partner shall become a party hereto by signing such number of counterpart signature pages to this Agreement.

                  Section 10.3. Notices and Addresses. All notices required to be given under this Agreement shall be in writing and shall be mailed by certified or registered mail, hand delivered, or delivered by next business day courier. Any notice to be sent to the Partnership shall be mailed to the principal place of business of the Partnership or at such other address as the Managing General Partner may specify in a notice sent to all of the Partners. All notices to Partners shall be mailed or delivered to the Partners at such address as a Partner may notify the Partnership of in writing. Notices shall be effective on the date three days after the date of mailing or, if hand delivered or delivered by next day business courier, on the date of delivery.

                  Section 10.4. Confidentiality. Except as required to be disclosed by court order or otherwise under applicable law, or except after obtaining the advance written consent of the Managing General Partner, each Partner shall keep confidential all information regarding the Partnership acquisition target.

                  Section 10.5 GOVERNING LAW. THIS AGREEMENT IS GOVERNED BY AND TO BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  Section 10.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Partners, the indemnified parties hereunder and their respective legal representatives and successors and permitted assigns.

                  Section 10.7. Modifications To Be In Writing. This Agreement constitutes the entire understanding of the parties hereto and no amendment, modification or alteration will be binding unless the same be in writing and adopted in accordance with the provisions of Section 10.2.

                  Section 10.8. Validity and Severability. If any provision of this Agreement is held invalid or unenforceable, such decision shall not affect


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the validity or enforceability of any other provision of this Agreement, all of which other provisions shall remain in full force and effect.

                  IN WITNESS WHEREOF, the undersigned have executed this General Partnership Agreement as of the date first above written.


MANAGING GENERAL PARTNER                     GENERAL PARTNER

NOLAN ACQUISITION GROUP, L.P.                CONESE CAPITAL, L.L.C.

By: KINCAID CAPITAL GROUP,                   By: CONESE FAMILY
   a Texas Corporation, the                      PARTNERSHIP NEVADA, L.P.,
   General Partner                               Managing Member

                                                 By: Conese General Partner
                                                     (Nevada), Inc.,
                                                     general  partner

By: /s/ Thomas R. Kincaid                        By: /s/ Eugene P. Conese, Jr.
    -------------------------------                  ---------------------------
    Thomas R. Kincaid, President                     Title:  Vice President







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